EXHIBIT  (4)(g)

BankAmerica
Business Credit, Inc.


August 11, 1994


Mr. Mark Brody
Sudbury, Inc.
30100 Chagrin Blvd.
Suite 203
Cleveland, Ohio 44124

Re:  Amendment No. 4 to Loan and Security Agreement

Dear Mr. Brody:

Reference is hereby made to that certain Loan and Security Agreement (the "Agreement") dated as of May 28, 1993, as amended from time to time, and executed by and among Sudbury, Inc. (the "Parent"), Cast-Matic Corporation, Frisby Mfg. Co., Industrial Powder Coatings, Inc., Iowa Mold Tooling Co., Inc., South Coast Terminals, Inc., and Wagner Castings Company (collectively, either the "Borrower" or "Borrowers") and BankAmerica Business Credit, Inc., formerly known as BA Business Credit, Inc. (the "Agent" and a "Lender"), National City Bank, and Star Bank, National Association (collectively, the "Lenders"). Certain capitalized terms used herein shall have the same meanings attributed to them in the Agreement.

The Borrowers have requested that the Agent consider an increase in the Capital Expenditure limitations set forth in Section 9.23 of the Agreement. The Agent, on behalf of the Lenders, does hereby consent to such increases in the Capital Expenditure limitations and the Agreement is hereby amended as follows:

        1. In Section 9.23(a) of the Agreement the maximum consolidated Capital Expenditures for Fiscal Year 1995 in the amount of $9,705,000 is hereby deleted and replaced with the amount of $15,250,000.

        2. In Section 9.23(b) of the Agreement the Individual Borrower limitation amounts for Capital Expenditures for Fiscal Year 1995 for Cast-Matic, Frisby, Wagner, and South Coast

Mr. Mark Brody
Amendment No. 4 to Loan and Security Agreement
August 11, 1994
Page 2

                being $300,000, $1,155,000, $1,650,000, and $825,000,
                respectively, are hereby deleted and replaced respectively with the amounts $525,000, $1,700,000, $5,750,000, and
                $1,500,000.

Except as modified herein, the Agreement remains in full force and effect and is hereby ratified and affirmed. Please indicate your acceptance of this Amendment No. 4 to the Agreement by executing in the places provided below and this Amendment No. 4 shall be deemed effective as of the date first written above.


Respectfully yours,

BANKAMERICA BUSINESS CREDIT, INC.,
as Agent and Lender



By:    Gregory R. Eck
     ---------------------------------

Its:   Vice President
     ---------------------------------



NATIONAL CITY BANK,
as Lender



By:    James R. Myers
     ---------------------------------

Its:   AVP
     ---------------------------------

Mr. Mark Brody
Amendment No. 4 to Loan and Security Agreement
August 11, 1994
Page 3



STAR BANK, NATIONAL ASSOCIATION,
as Lender



By:    Susanne E. Geiger
     ---------------------------------

Its:   Vice President
     ---------------------------------



ACCPETED AND AGREED:

SUDBURY, INC.



By:    Mark E. Brody
     ---------------------------------

Its:   Vice President
     ---------------------------------


By:    Jaques R. Sardas
     ---------------------------------

Its:   Chairman and C.E.O.
     ---------------------------------


CAST-MATIC CORPORATION


By:    Mark E. Brody
     ---------------------------------

Its:   Vice President
     ---------------------------------

By:    Jacques R. Sardes
     ---------------------------------

Its:   Chairman
     ---------------------------------

Mr. Mark Brody
Amendment No. 4 to Loan and Security Agreement
August 11, 1994
Page 4



FRISBY MFG. CO.



By:    Mark E. Brody
     ---------------------------------

Its:   Vice President
     ---------------------------------


By:    Jacques R. Sardas
     ---------------------------------

Its:   Chairman
     ---------------------------------


INDUSTRIAL POWDER COATINGS, INC.



By:     Mark E. Brody
     ---------------------------------

Its:    Vice President
     ---------------------------------


By:     Jacques R. Sardas
     ---------------------------------

Its:    Chairman
     ---------------------------------


IOWA MOLD TOOLING CO., INC.


By:     Mark E. Brody
     ---------------------------------

Its:    Vice President
     ---------------------------------

By:     Jacques R. Sardas
     ---------------------------------

Its:    Chairman
     ---------------------------------

Mr. Mark Brody
Amendment No. 4 to Loan and Security Agreement
August 11, 1994
Page 5



SOUTH COAST TERMINALS, INC.



By:    Mark E. Brody
     ---------------------------------

Its:   Vice President
     ---------------------------------


By:    Jacques R. Sardas
     ---------------------------------

Its:   Chairman
     ---------------------------------


WAGNER CASTINGS COMPANY



By:     Mark E. Brody
     ---------------------------------

Its:    Vice President
     ---------------------------------


By:     Jacques R. Sardas
     ---------------------------------

Its:    Chairman
     ---------------------------------


ACKNOWLEDGED:

WAGNER HAVANA, INC.


By:     Mark E. Brody
     ---------------------------------

Its:    Vice President
     ---------------------------------

By:     Jacques R. Sardas
     ---------------------------------

Its:    Chairman
     ---------------------------------